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                                                                 Exhibit 99.D(4)

                                   MERGER OF
                 ALLMERICA PROPERTY & CASUALTY COMPANIES, INC.
                                 WITH AND INTO
                         A WHOLLY OWNED SUBSIDIARY OF
                        ALLMERICA FINANCIAL CORPORATION


                                                                   July __, 1997

To Our Clients:

     Enclosed for your consideration is the Form of Election/Letter of Transmittal and Form W-9 in connection with the merger (the "Merger") of Allmerica Property & Casualty Companies, Inc., a Delaware corporation ("Allmerica P&C"), with and into APY Acquisition, Inc., a wholly owned subsidiary of Allmerica Financial Corporation, a Delaware corporation ("AFC") pursuant to the Agreement and Plan of Merger, dated as of February 19, 1997 (the "Merger Agreement") attached as Annex A-1 to the Information
Statement/Prospectus dated as of June __, 1997 (the "Information
Statement/Prospectus").

     As more fully described in the Merger Agreement and in the Information Statement/Prospectus, upon consummation the Merger, each share of Allmerica P&C Common Stock, par value $1.00 per share ("Allmerica P&C Common Stock" or "Shares") was converted into the right to receive the "Standard Consideration" consisting of (i) 0.4 of a share of the Common Stock, $.01 par value per share, of AFC ("AFC Common Stock") and (ii) $_____ in cash, without interest. Alternatively, a holder of Allmerica P&C Common Stock may elect to receive either (a) the "Stock Consideration" consisting of __________ of a share of AFC Common Stock or (b) the "Cash Consideration" consisting of $_______ in cash, without interest, subject in each case to proration in the event that the election made by such holder is oversubscribed. Elections for the Standard Consideration, the Stock Consideration and the Cash Consideration are subject to
(i) the terms, conditions and limitations set forth in the Information Statement/Prospectus, (ii) the terms, conditions and limitations set forth in the Merger Agreement and (iii) the instructions set forth in the Form of Election/Letter of Transmittal enclosed herewith.

     BEFORE MAKING ANY ELECTION, PLEASE REVIEW CAREFULLY THE INSTRUCTIONS CONTAINED IN THE ATTACHED FORM OF ELECTION/LETTER OF TRANSMITTAL, WHICH CONTAIN A FURTHER DISCUSSION OF, AMONG OTHER THINGS, THE VALUE OF EACH OF THE FORMS OF MERGER CONSIDERATION DETERMINED BASED UPON THE CLOSING PRICE OF THE AFC COMMON STOCK AS OF A RECENT DATE AND THE PRORATION PROCEDURES APPLICABLE TO ELECTIONS FOR STOCK CONSIDERATION AND CASH CONSIDERATION.

     None of AFC, Allmerica P&C or their respective Board of Directors makes any recommendation as to whether holders of Allmerica P&C Common Stock should make an election for Standard Consideration, Stock Consideration or Cash Consideration. Each stockholder must make his or her own decision with respect to any such election.

     This material is being sent to you as the beneficial owner of Shares held by us for your account but not registered in your name. We are the registered holder of the Shares held by us in your account. Accordingly, you must give us instructions using the instruction form provided below (and not using the Form of Election/Letter of Transmittal, which is furnished for your information only) as to whether you
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 wish to receive, for each share of Allmerica P&C Common Stock held by us in your account, the Standard Consideration, the Cash Consideration and/or the Stock Consideration. Only we, as registered holder of your Shares, can execute and submit a Form of Election/Letter of Transmittal on your behalf.

     You do not have to submit any certificates for Shares. As record holder, we will submit the certificates on your behalf.

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     THE DEADLINE BY WHICH WE MUST SUBMIT YOUR ELECTION TO FIRST CHICAGO TRUST
COMPANY OF NEW YORK, THE EXCHANGE AGENT, IS 5:00 P.M., BOSTON, MASSACHUSETTS TIME, ON ______ __, 1997, UNLESS EXTENDED. PLEASE RETURN THIS INSTRUCTION FORM AS PROMPTLY AS PRACTICABLE SO WE MAY SUBMIT YOUR ELECTION TO THE EXCHANGE AGENT BY SUCH ELECTION DEADLINE. IF INSTRUCTIONS ARE NOT PROVIDED TO US IN A TIMELY FASHION, YOU WILL RECEIVE THE STANDARD CONSIDERATION AS DESCRIBED IN THE MERGER AGREEMENT AND INFORMATION STATEMENT/PROSPECTUS IN EXCHANGE FOR YOUR SHARES.
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     WITH RESPECT TO SHARES HELD BY US IN YOUR ACCOUNT, YOU CAN ONLY MAKE AN
ELECTION USING THE INSTRUCTION FORM PROVIDED HEREWITH. DO NOT COMPLETE THE FORM OF ELECTION/LETTER OF TRANSMITTAL WITH RESPECT TO SHARES HELD BY US IN YOUR ACCOUNT AS ONLY WE, AS REGISTERED HOLDER OF YOUR SHARES CAN EXECUTE AND SUBMIT A FORM OF ELECTION/LETTER OF TRANSMITTAL ON YOUR BEHALF.

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                                INSTRUCTION FORM

                              with respect to the
                                   Merger of
                           ALLMERICA P&C CORPORATION
                                 WITH AND INTO
                          A WHOLLY OWNED SUBSIDIARY OF
                        ALLMERICA FINANCIAL CORPORATION


     The undersigned acknowledge(s) receipt of your letter, the Form of Election/Letter of Transmittal (which contains the Substitute Form W-9) in connection with the Merger and previously received the Information Statement/Prospectus.

     This form will instruct you that the undersigned hereby elects to receive the Standard Consideration, the Stock Consideration or the Cash Consideration with respect to the shares beneficially owned by the undersigned as indicated below, subject to (i) the terms, conditions and limitations set forth in the Information Statement/Prospectus, (ii) the terms, conditions and limitations set forth in the Merger Agreement and (iii) the instructions set forth in the related Form of Election/Letter of Transmittal.

NUMBER OF SHARES OF ALLMERICA P&C
 COMMON STOCK: ____________

     IF YOU DO NOT CHECK ANY OF THE FOLLOWING BOXES OR IF YOU CHECK MORE THAN ONE OF SUCH BOXES, YOU WILL BE DEEMED TO HAVE MADE A ELECTION TO RECEIVE THE STANDARD CONSIDERATION WITH RESPECT TO YOUR SHARES OF ALLMERICA P&C STOCK.

Select ONLY ONE of the Following:

1.  [_]  Standard Consideration          ______________________________________

2.  [_]  Stock Consideration             ______________________________________
                                               Signature(s) of Owner(s)
3.  [_]  Cash Consideration
                                        Name(s):_______________________________
                                                    (Please print)

                                        _______________________________________

                                        Capacity (full
                                        title):________________________________

                                        Dated:_________________________________

                                        Address(es):___________________________

                                        _______________________________________
                                                                    (Zip Code)

                                        _______________________________________
                                         (Area Code and Telephone Number(s))

                                        _______________________________________
                                            (Tax Identification or Social
                                                 Security Number(s))

THIS FORM MUST BE RETURNED TO YOUR BROKERAGE FIRM.  DO NOT SEND DIRECTLY TO THE
                                                    -- ---
EXCHANGE AGENT.

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